SCHEDULE 14A
                                  ------------


                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[     ] Preliminary Proxy Statement
[  X  ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-ll(c) or Section
        240.14a-12

                                   CPAC, Inc.
                (Name of Registrant as Specified In Its Charter)
                   Thomas J. Weldgen, Chief Financial Officer
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[     ]  $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a6(i)(1), or 14a6(j)(2)
[     ]  $500 per each party to the controversy pursuant to Exchange Act Rule
         14a6(i)(3)
[     ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

      1) Title of each class of securities to which transaction applies
      2) Aggregate number of securities to which transaction applies
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4) Proposed maximum aggregate value of transaction:
      5) Total Fee Paid:

[ X ] Fee paid previously with Preliminary Materials

[     ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------


                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK  14481

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CPAC, Inc. will be held at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510, on Wednesday, August 9, 1995, at 11:00 A.M. E.D.T. for the following purposes:

    1. To elect directors to serve until the next annual meeting of Shareholders and until their successors are duly elected and qualified.

    2. To ratify the appointment by The Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1996.

    3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized $.01 par value common shares of the Company from 5,000,000 authorized shares to 10,000,000 common shares with $.01 par value.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Accompanying this notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign and date the enclosed form of Proxy and return it in the enclosed envelope which requires no postage. Only Shareholders of record at the close of business on June 23, 1995 will be entitled to vote at the Annual Meeting and any adjournments thereof. The prompt return of your Proxy will save the expense of further communications.

                                             By Order of The Board of Directors,



                                             /s/ Robert Oppenheimer
                                             ------------------------------

                                             ROBERT OPPENHEIMER
                                             Secretary
DATED:  July 10, 1995


                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK  14481

                                PROXY STATEMENT
                                ---------------



                    DATE OF PROXY STATEMENT:  JUNE 23, 1995

                         DATE OF MAILING: JULY 10, 1995

                ANNUAL MEETING OF SHAREHOLDERS:  AUGUST 9, 1995


    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CPAC, INC. (HEREINAFTER THE "COMPANY"). Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy. The signing of the form of Proxy will not preclude the Shareholder from attending the meeting and voting in person. Shares represented by the Proxy will be voted in accordance with the directions of the Shareholder. The directors know of no matters to come before the meeting other than those set forth in the Proxy, but in the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matters.

    All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

    Only record holders of the voting stock at the close of business on June 23, 1995 are entitled to vote at the meeting. On that day 4,326,431 shares of Common Stock, $.01 par value per share, were issued and outstanding. Each such share is entitled to one vote at the meeting.

    A copy of the Annual Report filed with the Securities and Exchange Commission on Form 10-K may be obtained by writing CPAC, Inc., P. O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Chief Financial Officer.


SHAREHOLDER PROPOSALS
- ---------------------


    Any proposal which a qualified Shareholder of the Company intends to present at the 1996 Annual Meeting of Shareholders that is received by the Company after March 12, 1996, will not be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. To be a qualified Shareholder, a Shareholder must have owned at least $1,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company.


                                   PROPOSAL 1
                                   ----------


                             ELECTION OF DIRECTORS
                             ---------------------


    Under the By-laws of the Company, its Board of Directors is elected annually to serve until the next annual meeting of Shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary therein, the enclosed Proxy will be voted for the election of the five nominees named below. Messrs. Hendrickson, Isaacs, Oppenheimer, James, Jr. and Burton are currently directors of the Company, with Messrs. Hendrickson, Isaacs, Oppenheimer, James, Jr. and Burton having been elected at the annual meeting of Shareholders in 1994. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee must receive at least a plurality of the shares of stock of the Company present in person or by proxy and entitled to vote at the meeting.

    Management recommends that the nominees listed in the following table be elected as directors of the Company, to serve until the next annual meeting of Shareholders and until their successors are duly elected and shall qualify. The table sets forth certain information with respect to each nominee.

                                 PRINCIPAL                         SERVED AS A
       NOMINEE                OCCUPATION (1)             AGE     DIRECTOR SINCE
       -------                --------------             ---     --------------


Thomas N. Hendrickson      President, and Chief          53           1969
(2)                         Executive Officer,
                            CPAC, Inc.

Robert C. Isaacs           Senior Vice President,        55           1988
(3)                         CPAC, Inc.
                           President and Chief
                            Operating Officer, The
                            Fuller Brush Company, Inc.

Robert Oppenheimer         Attorney & Partner,           66           1969
(4)                         Chamberlain, D'Amanda,
                            Oppenheimer & Greenfield

Seldon T. James, Jr.       Financial Consultant          68           1972
(5)

John C. Burton             Ernst & Young Professor       62           1991
(6)                         of Accounting and
                            Finance,
                           Graduate School of Business,
                            Columbia University




Notes:
- -----

    (1)  Each nominee has had the same principal occupation for the past five
(5) years. Robert C. Isaacs previously served as President of Trebla Chemical Company until April 24, 1995. He was appointed President of The Fuller Brush Company, Inc., effective October 13, 1994.

    (2) Mr. Hendrickson is Chairman of the Board and Treasurer of the Company. He is also Chairman of the Board and Chief Executive Officer of Profit Recovery
Systems, Inc., Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc., CPAC Europe, N.V. and The Fuller Brush Company, Inc. He is Chairman of the Board, President and Chief Executive Officer of Fotoprocesos de Venezuela C.A. He is Chairman of the Board, President and Managing Director of CPAC Italia, S.r.l.

    (3) Mr. Isaacs is Chief Operating Officer of Trebla Chemical Company and a director of Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc. and The Fuller Brush Company, Inc.

    (4) Mr. Oppenheimer is Secretary to the Company and is a member of the law firm of Chamberlain, D'Amanda, Oppenheimer & Greenfield, which firm serves as general counsel to the Company. Mr. Oppenheimer is also a director and Secretary of Trebla Chemical Company and The Fuller Brush Company, Inc. He is Secretary of Profit Recovery Systems, Inc., Allied Diagnostic Imaging Resources, Inc., CPAC Europe, N.V., Fotoprocesos de Venezuela C.A. and CPAC Italia, S.r.l.
 Mr. Oppenheimer receives no compensation as director or Secretary of the Company or its subsidiaries. For the fiscal year ended March 31, 1995, Mr. Oppenheimer's firm was paid $222,163 by the Company in legal fees for legal services rendered to the Company and its subsidiaries.

    (5) Mr. James, Jr. is a director of Profit Recovery Systems, Inc. and Fotoprocesos de Venezuela C.A. He receives no compensation in such capacity.

    (6) In addition to CPAC, Inc., Mr. Burton serves on the boards of directors of Commerce Clearing House, Inc., Manville Corporation, Scholastic, Inc., and Salomon Swapco, Inc. He is also a member of the Valuation Committee of E.M. Warburg Pincus Venture Capital Funds. He is a consultant to numerous accounting and business firms. From 1972 to 1976, Mr. Burton was Chief Accountant, Securities and Exchange Commission. From 1976 to 1977 he was Deputy Mayor for Finance for the City of New York. From 1982 to 1988, he was Dean of the Graduate School of Business, Columbia University. From l991 to l994, he was a Public Governor of the National Association of Securities Dealers, Inc. (NASD).


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


PRINCIPAL SHAREHOLDERS
- ----------------------


    As of June 23, 1995, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's $.01 common stock, the only class of its voting securities:




  NAME AND ADDRESS                 AMOUNT AND NATURE             PERCENT OF
 OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP           CLASS (1)
 -------------------            -----------------------           ---------


Thomas N. Hendrickson            312,746 shares -- outright         7.15%(2)
5 Simmons Road                    ownership;
Perry, New York  14530           1,745 shares -- attributable       0.04%
                                  from ownership by wife;

HLELT Enterprises, Inc.          360,386 shares -- outright         8.33%
c/o Turner & Boisseau,            ownership
 Chartered
900 Broadway
Great Bend, Kansas  67530

S. Daniel Abraham                250,000 shares -- outright         5.8%
777 S. Flagler Drive              ownership
West Tower - 8th Floor
West Palm Beach, Florida  33401

Notes:
- -----


    (1) These percentages do not give effect to options granted on June 13, 1990, and October 13, 1994, to the Company's investment banker.

    (2) Includes 19,688 shares of the Company's common stock which are exercisable within 60 days of June 23, 1995 under an option granted on December 21, 1990 pursuant to the Company's 1983 Employees' Incentive Stock Option Plan, 14,766 shares of the Company's common stock which are exercisable within 60 days of June 23, 1995 under an option granted on June 2, 1992, 4,688 shares of the Company's common stock which are exercisable within 60 days of June 23, 1995 under an option granted on December 8, 1993 and 9,375 shares of the Company's common stock which are exercisable within 60 days of June 23, 1995 under an option granted on February 9, 1994 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan.

DIRECTORS AND EXECUTIVE OFFICERS
- --------------------------------


    As of June 23, 1995, the Company's directors and executive officers (listed individually) and all its directors and executive officers who are Shareholders of the Company (listed as a group below) beneficially owned shares of the Company's common stock, the only class of its voting securities, as follows:


                                                                 PERCENT OF
        NAME                   AMOUNT BENEFICIALLY OWNED        CLASS (1) (8)
        ----                   -------------------------        -------------


Thomas N. Hendrickson,              314,491 shares (2)               7.12%
 Chief Executive Officer
 and Director

Robert C. Isaacs,                    26,594 shares (3)               0.60%
 Senior Vice President
 and Director

Robert Oppenheimer,                  52,500 shares                   1.19%
 Secretary and Director

Seldon T. James, Jr.,                75,000 shares (4)               1.69%
 Director

John C. Burton,                       9,125 shares (5)               0.21%
 Director

Thomas J. Weldgen,                   20,837 shares (6)               0.47%
 Chief Financial Officer

Wendy F. Clay,                        9,192 shares (7)               0.21%
 Executive Vice President,
 CPAC Equipment Division;
 Vice President of Administration

All executive officers              507,739 shares (8) (9)           11.49%
 and directors
 (seven persons)


Notes:
- -----


    (1) These percentages do not give effect to the options granted on June 13, 1990, to the Company's investment banker.

    (2) Includes 1,745 shares owned by Mr. Hendrickson's spouse. Includes 19,688 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995, under an option granted on December 21, 1990, pursuant to the Company's 1983 Employees' Incentive Stock Option Plan, 14,766 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995, under an option granted on June 2, 1992, 4,688 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted on December 8, 1993, and 9,375 shares of the Company's common stock which may be purchased within 30 days of June 23, 1995, under an option granted on February 9, 1994, pursuant to the Company's 1991 Employees' Incentive Stock Option Plan.

    (3) Includes 9,844 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995, under an option granted on June 2, 1992, and 3,125 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995, pursuant to the Company's 1991 Employees' Incentive Stock Option Plan.

    (4)  Includes 16,250 shares owned by Mrs. Seldon T. James, Jr.

    (5) Includes 6,563 shares which may be purchased within 60 days of June 23, 1995 under an option granted on June 13, 1991.

    (6) Includes 15,750 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted on April 1, 1992 and 2,500 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted on December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Mr. Weldgen, age 44, joined the Company as Chief Financial Officer of the Company on March 2, 1992. He is also Vice President, Finance and Chief Financial Officer of The Fuller Brush Company, Inc. and Chief Financial Officer of the Company's other subsidiaries. Prior to joining the Company, Mr. Weldgen was Partner in the accounting firm of Coopers & Lybrand.

    (7) Includes 688 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted on March 9, 1988 pursuant to the Company's 1983 Employees' Incentive Stock Option Plan, 1,969 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted June 2, 1992 and 2,500 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Ms. Clay was appointed Vice President, Administration, on July 1, 1992 and was appointed Executive Vice President of the CPAC Equipment Group on April 1, 1994. She has been with the Company since December, 1982.

    (8) Includes 20,376 shares which may be purchased within 60 days of June 23, 1995 under options granted pursuant to the Company's 1983 Employees' Incentive Stock Option Plan. Includes 64,517 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under options granted pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Includes 6,563 shares of the Company's common stock which may be purchased within 60 days of June 23, 1995 under an option granted on June 13, 1991.

    (9) Based solely upon its review of copies of Forms 3, 4 and 5, and amendments thereof, furnished to it for the fiscal year ended March 31, 1995, the Company believes that, to the extent such Forms were required to be filed, such Forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% Shareholder required to file such Forms failed to either file them or file them in timely fashion.


                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
                 ----------------------------------------------


    The Board of Directors of the Company met nine times during the fiscal year ended March 31, 1995. Each director attended, either in person or by telephonic conference as permitted by the Company's By-laws, 100% of the total number of such meetings and 100% of the total number of meetings of the committees of The Board on which he served during the 1995 fiscal year. Directors of the Company who are not officers of the Company may be compensated for attendance at meetings and for other agreed upon consulting services rendered to the Company. In the fiscal year ended March 31, 1995, Mr. Burton was paid $20,000 and Mr. James, Jr. was paid $30,000, and payments in that amount will continue to Mr. James, Jr. for the remainder of his life. In addition, the Company maintains a corporate office in New York City which is made available to Mr. James, Jr. when he wishes to use it.

    The Audit Committee of The Board of Directors, which met once during the fiscal year ended March 31, 1995, is composed of three directors, the majority of whom are not officers, namely Messrs. Burton, James, Jr. and Oppenheimer.
The Audit Committee (1) annually recommends to The Board a firm of independent public accountants for appointment as auditors of the Company; (2) reviews with the independent auditors the scope and results of each annual audit; (3) reviews with the independent auditors and the Company's internal financial personnel, suggestions or recommendations made by either of them; (4) reviews with appropriate Company officers the performance of the independent auditors and the internal financial personnel; (5) considers the possible effect on the independence of the independent auditors of each professional service rendered or to be rendered by such auditors; (6) reviews with appropriate Company officers and financial personnel, significant accounting treatments and estimates, and approves in advance all changes to accounting principles contemplated by such personnel; and (7) reviews and makes recommendations to The Board of Directors regarding the Annual Report to Shareholders.

    The Compensation Committee of The Board of Directors, which met once during the fiscal year ended March 31, 1995, is composed of three directors, the majority of whom are not officers, namely Messrs. James, Jr., Burton and Oppenheimer. The Compensation Committee (1) reviews and makes recommendations to The Board of Directors on employment policies, forms and levels of compensation, including specifically, the Company's Incentive Compensation Plan and the performance and level of compensation of the officers and top management personnel of the Company; and (2) reviews and makes recommendations to The Board on the operation, performance and administration of the Company's other employee benefit plans, including the Company's 401(k) profit sharing plan.

    The Executive Long-Term Stock Investment Committee of The Board of Directors, which met once during the fiscal year ended March 31, 1995, is composed of three directors, the majority of whom are not officers of the Company, and all of whom are ineligible under the Company's Executive Long-Term Stock Investment Plan, namely Messrs. James, Jr., Burton and Oppenheimer. For further information concerning the operation of the Executive Long-Term Stock Investment Committee and the Executive Long-Term Stock Investment Plan during fiscal year ended March 31, 1995, see Page 19 of this Proxy Statement.

    There is no standing Nominating Committee of The Board of Directors, The Board acting as a committee of the whole, serving as the Nominating Committee.



                             EXECUTIVE COMPENSATION
                             ----------------------


    The following table sets forth certain information for the fiscal years ended March 31, 1995, 1994 and 1993 concerning compensation paid to or accrued for the Chief Executive Officer and the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                              ANNUAL COMPENSATION
                              -------------------


           (A)                 (B)        (C)      (D) (1)       (E) (2)
                                                               OTHER ANNUAL
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      COMPENSATION
- ---------------------------    ----     ------      -----      ------------


  Thomas N. Hendrickson        1995    $353,904   $261,675        $5,580
   President and Chief         1994     260,173    122,485         5,680
    Executive Officer          1993     221,536    164,063         5,355

    Robert C. Isaacs           1995    $262,904   $174,283        $5,400
  Senior Vice President        1994     231,423     72,313         6,381
                               1993     198,231    140,813         7,123

  Thomas J. Weldgen (1)        1995    $ 92,259   $ 55,679        $5,490
 Chief Financial Officer       1994      83,905     27,346         5,559
                               1993      76,936     38,855         4,892


                             LONG-TERM COMPENSATION
                             ----------------------


                                         AWARDS         PAYOUTS
                                   ------------------   -------

                                  (F) (3) (4)   (G)     (H) (5)    (I)(1)(6)(7)
                                                                      (8) (9)
                                  RESTRICTED
                                     STOCK    OPTIONS     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   AWARDS   SARS (#)   PAYOUTS    COMPENSATION
- ---------------------------  ----   ------   --------   -------    ------------


  Thomas N. Hendrickson      1995   18,750         -       -          $74,078
   President and Chief       1994        -    56,250       -           73,983
    Executive Officer        1993        -    19,688       -           38,676

    Robert C. Isaacs         1995    3,125    12,500       -          $ 4,271
  Senior Vice President      1994        -    12,500       -            4,814
                             1993        -    13,125       -            4,616

    Thomas J. Weldgen        1995      937     3,750       -          $ 2,780
     Chief Financial         1994        -     3,750       -            2,546
         Officer             1993        -    15,750       -                -




Notes:
- -----


    (1) See additional information on Incentive Compensation Plan, Page 18 of the Proxy Statement.

    (2)  Amounts represent auto expense allowances.

    (3) On April 13, 1994, the Company entered into a deferred compensation arrangement pursuant to which the Company issued 18,750 shares (as adjusted for the five for four stock split), to Mr. Hendrickson, which shares are subject to forfeiture in the event certain conditions are not met. Such restrictions lapse with respect to one fourth of the shares awarded on April 13, 1996, 1997, 1998, and 1999, respectively.

    (4) On November 18, 1994, shares were awarded to Mr. Isaacs and Mr. Weldgen pursuant to the Executive Long-Term Stock Investment Plan. See Page 19 of the Proxy Statement.

    (5)  There are no long-term incentive payouts.

    (6) Amounts include matching contributions made by the Company to the 401(k) retirement plan: Mr. Hendrickson - $4,957; Mr. Isaacs - $4,271; Mr. Weldgen - $2,780.

    (7) The Company is assignee of a $50,000 life insurance policy on the life of Mr. Hendrickson. The Company has entered into a split dollar agreement with Mrs. Thomas N. Hendrickson. In the event of Mr. Hendrickson's death, the cash value of the policy determined according to the agreement is payable to the Company and the balance is payable to Mrs. Hendrickson. The Company is the owner of the policy and pays all premiums. For the fiscal year ended March 31, 1995, the amount includible by Mr. Hendrickson in income was $560.

    (8) On January 10, 1980, the Company established the terms of a salary continuation agreement for Mr. Hendrickson, funded in part by key man ordinary life insurance owned by and payable to the Company. The Company has purchased a $310,000 ordinary life insurance policy on the life of Mr. Hendrickson.
Pursuant to the salary continuation agreement, if Mr. Hendrickson dies while in the employ of the Company, his beneficiary will receive an amount equal to two times the cash value of his key man policy as of the date of retirement. For the fiscal year ended March 31, 1995 the premium for such policy was approximately $6,105. The amount accrued for the salary continuation agreement for the fiscal year ended March 31, 1995 was $6,900.

    (9) On October 13, 1992, the Company entered into a Deferred Compensation Arrangement with Mr. Hendrickson and contributed $250,000 to a Trust in order to provide itself with a source of funds to meet its obligations thereunder. The Arrangement calls for the payment of the principal amount contributed to the Trust, plus earnings thereon, in ten annual payments of principal and earnings, to Mr. Hendrickson and/or his beneficiaries in the event his service with the Company is terminated by it prior to age 55; upon his actual retirement after attainment of age 55; upon his actual retirement or separation from service due to total disability or a change in control; or upon his death. Under the Arrangement, the principal of the Trust, as well as all earnings, are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy and Mr. Hendrickson and/or his beneficiaries are unsecured creditors of the Company. Mr. Oppenheimer and Mr. James, Jr. are the Trustees of the Trust created under the Arrangement. They receive no compensation in such capacity. The Company pays all expenses associated with the administration and investment of the Trust. The Trust's assets are invested with an independent investment firm. The amount accrued for the Deferred Compensation Arrangement for the fiscal year ended March 31, 1995 was $55,556.


OPTIONS  The following table sets forth the details of options granted to the
- ------- individuals listed in the Summary Compensation Table during fiscal year 1995.


                                                      OPTION/SAR GRANTS TABLE
                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                               -------------------------------------


                                                                                                  Potential Realizable Value
                                                                                                    at Assumed Annual Rates
                                                                                                  of Stock Price Appreciation
                                                        Individual Grants                          for Option Terms (2)<F2>
                                ---------------------------------------------------------------  ----------------------------


                                   NUMBER OF        % OF TOTAL
                                   SECURITIES      OPTIONS/SARS       EXERCISE
                                   UNDERLYING       GRANTED TO        OR BASE
     NAME AND PRINCIPAL           OPTIONS/SARS     EMPLOYEES IN        PRICE       EXPIRATION        (3)<F3>        (4)<F4>
          POSITION              GRANTED (1)<F1>     FISCAL YEAR      ($/SHARE)        DATE           5% - ($)      10% - ($)
          --------              ---------------     -----------      ---------        ----           --------      ---------

   Thomas N. Hendrickson               -                  -              -              -                -              -
     President & Chief                 -                  -              -              -                -              -
     Executive Officer

      Robert C. Isaacs                12,500           25.6%           11.000         11/18/2004       76,000        222,600
   Senior Vice President

     Thomas J. Weldgen                 3,750            7.7%           11.000         11/18/2004       22,800         66,800
  Chief Financial Officer


Options were granted under ''1994 Executive Long-Term Stock Investment Plan'' described on Page 19 of this proxy statement and may be exercised at any time for a period of ten years from date of grants.

NOTES TO OPTION/SAR GRANTS TABLE
<F1>
 (1)  Options become exercisable in cumulative annual increments of the greater of 25% or 2,500 shares beginning one year from the date of grant.
<F2>
 (2)  The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange
   Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.  No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all Shareholders commensurately.  A zero percent gain in stock appreciation will result in zero dollars for the optionee.
<F3>
 (3)  Represents the potential appreciation of the options, determined by assuming an annual com-pounding rate of appreciation of
   5% per year over the remaining term of the grants from March 31, 1995.  The compound growth rate is 51.8% for Messrs. Isaacs and
   Weldgen.
<F4>
 (4)  Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of
   10% per year over the remaining term of the grants from March 31, 1995.  The compound growth rate is 156% for Messrs. Isaacs and
   Weldgen.



OPTIONS   The following table shows the value of unexercised options.
- -------


                                           OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE
                      ----------------------------------------------------------------------------------------



                                                                 Number of Securities
                                                                Underlying Unexercised                In-The-Money
                                                                Options/SARs at Fiscal           Options/SARs at Fiscal
                                                                     Year-End (#)                     Year-End ($)
                                                             -----------------------------    ------------------------------


                                   SHARES
                                ACQUIRED ON      $ VALUE
            NAME                  EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----                  --------      --------     -----------    -------------     -----------     -------------

   Thomas N. Hendrickson             -0-           -0-           48,517          47,109           248,508         204,152

      Robert C. Isaacs               -0-           -0-           12,969          25,156            64,179          65,350

     Thomas J. Weldgen               -0-           -0-           18,250           5,000            79,188           7,063


Details of number of shares and value of unexercised ''In-The-Money'' options are as follows:


                                            Number of Shares                                            Total Value
                                --------------------------------------                          ---------------------------


                                                                         MARKET
                                                               OPTION     PRICE     PER SHARE
            NAME                EXERCISABLE    UNEXERCISABLE    PRICE    3/31/95      VALUE     EXERCISABLE   UNEXERCISABLE
            ----                -----------    -------------    -----    -------      -----     -----------   -------------

   Thomas N. Hendrickson            19,688              -     $4.975     $11.25     $6.275     $    123,542              -
                                    14,766          4,922      6.914      11.25      4.336           64,026   $     21,342
                                     4,688         14,062      6.350      11.25      4.900           22,971         68,904
                                     9,375         28,125      7.200      11.25      4.050           37,969        113,906
                                                                                               ------------   ------------

                                                                                               $    248,508   $    204,152
                                                                                               ============   ============

      Robert C. Isaacs               9,844          3,281     $6.286     $11.25     $4.964     $     48,866   $     16,287
                                     3,125          9,375      6.350      11.25      4.900           15,313         45,938
                                         -         12,500     11.000      11.25      0.250                -          3,125
                                                                                               ------------   ------------

                                                                                               $     64,179   $     65,350
                                                                                               ============   ============

     Thomas J. Weldgen              15,750              -     $7.000     $11.25     $4.250     $     66,938              -
                                     2,500          1,250      6.350      11.25      4.900           12,250   $      6,125
                                         -          3,750     11.000      11.25      0.250                -            938
                                                                                               ------------   ------------
                                                                                               $     79,188   $      7,063
                                                                                               ============   ============





REPORTS OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE

    The following reports, submitted by the Compensation Committee and the Executive Long-Term Stock Investment Committee of The Board of Directors, provide information regarding policies and practices concerning the compensation of the Chief Executive Officer and the other executive officers of the Company included in the Summary Compensation Table.

                         COMPENSATION COMMITTEE REPORT

    One function of the Compensation Committee is to review all matters relating to the compensation of senior executives of the Company, and to make recommendations to The Board of Directors or Executive Long-Term Stock Investment Committee, as appropriate, for specific actions in regard to such matters. During the fiscal year ended March 31, 1995, the Compensation Committee was composed of Messrs. James, Jr., Burton and Oppenheimer, the majority of whom are not officers.

COMPENSATION PHILOSOPHY

    The philosophy for compensating executives of the Company is to provide a reasonable mix of cash and equity with a significant portion of total compensation at risk, depending upon performance of the executive and the Company. In this way, executives are encouraged and rewarded for thinking and acting like owners, rather than employees. An Incentive Compensation Plan was established in 1986 and approved by The Board of Directors. This Plan has been designed to focus the best efforts of executives on the achievement of financial growth objectives, intended to benefit both the Company and its Shareholders.

    Recognizing that it is always in the best interest of the Shareholders to attract, retain and motivate exceptional executive talent, the Company's components of executive compensation provide meaningful upside incentives for superior performance and results, while clearly linking the executives' rewards to the rewards of the Shareholders.

    Base Salary. When the Incentive Compensation Plan was established, the base salary policy was targeted at approximately 80% of the highest base salary paid to executives in commensurate positions within similar organizations and industries in the area. To establish these initial ranges, an analysis was carried out by a nationally recognized executive compensation consulting firm, based on national surveys of executive compensation for other companies within an appropriate range of sales. Such salary information is subject to periodic update by the Compensation Committee.

    Annual Incentive Compensation. Under the Incentive Compensation Plan, executives may be rewarded on an annual basis for achieving or exceeding specific financial and growth target objectives, which link directly with the current and long term growth strategy of the Company, and ultimately lead to increased Shareholder value. At the beginning of each fiscal year, objectives are established at the corporate, subsidiary, and individual executive levels by the Compensation Committee. Annual cash incentive compensation targets are fixed to allow executives to earn total cash compensation (consisting of base salary plus annual incentive compensation payments) for successful achievement of outstanding results.

    In 1994, a new study of executive salaries and overall compensation was completed for the Compensation Committee by a national consulting firm. The compensation consultants recommended to the Compensation Committee that the Incentive Compensation Plan be modified in order to provide management with greater incentive to strive for exceptional results. The Company modified the Incentive Compensation Plan beginning with the April 1, 1994 fiscal year. The modifications have made it possible for the executive group to earn a larger bonus, but only if earnings per share have increased significantly. In no case can benefits to management in the form of incentive awards exceed the benefits to Shareholders from the results obtained.

    Long-term Non-Cash Incentives. Long-term, non-cash incentive awards are discussed below in the Executive Long-Term Stock Investment Committee report.

COMPENSATION PRACTICE

    The Compensation Committee believes that the compensation and benefits packages afforded to the Company's executive officers are commensurate with competitive practices for similar positions held by employees of companies of similar size. With total compensation significantly weighted toward rewards for sustained long-term growth, the Committee believes the Company's compensation program is effective for providing continued incentive to pursue its aggressive long-term growth strategies.

    Federal tax legislation (IRC 162(m)) limits publicly-held companies such as CPAC, Inc. from deducting for federal income tax purposes, compensation paid to the Chief Executive Officer and the four highest paid officers other than the Chief Executive Officer in excess of $1,000,000 per person in certain situations. The tax deductibility of amounts paid by the Company to its executive officers during the fiscal year ended March 31, 1995 was not limited by IRC 162(m). It is also anticipated that amounts paid by the Company to its executive officers during the fiscal year ending March 31, 1996 will not be limited by IRC 162(m).

MR. HENDRICKSON'S 1995 CASH COMPENSATION

    Mr. Hendrickson founded the Company in 1969 and has been Chief Executive Officer and President since that time. Mr. Hendrickson was awarded incentive compensation as shown in the Summary Compensation Table above, under the caption "Bonus", for his performance during the fiscal year ended March 31, 1995. Under Mr. Hendrickson's experienced management, earnings per share, after payment of all incentive compensation payments, increased from $.67 to $.76 per share, on a fully diluted basis, attaining 120 percent of the target established at the beginning of the 1995 fiscal year by the Compensation Committee.

SUMMARY

    In summary, the Compensation Committee believes the compensation strategy that is now in place will provide the necessary incentives to retain and motivate the Company's executives for the achievement of short and long term goals which will significantly benefit Shareholders in the future.

                                                Seldon T. James, Jr., Chairman
                                                John C. Burton
                                                Robert Oppenheimer




             EXECUTIVE LONG-TERM STOCK INVESTMENT COMMITTEE REPORT

    The Executive Long-Term Stock Investment Committee administers the Company's Executive Long-Term Stock Investment Plan and makes all decisions concerning stock-based incentive awards for the Company's executives and management. During fiscal 1995, the Committee was comprised of Messrs. James, Jr., Burton and Oppenheimer, none of whom is an employee of the Company or eligible to receive awards under the Plan.

LONG-TERM INCENTIVE COMPENSATION PHILOSOPHY

    To help insure that executives are continually focused on the longer-term goals of the Company, equity awards are made to key executives in accordance with the terms, conditions and restrictions of the Executive Long-Term Stock Investment Plan which has been approved by the Shareholders. See Page 19 of the Proxy Statement for a narrative description of the Plan.

    It is believed that a principal factor influencing market price of the Company's stock is the Company's performance as reflected in its sales, earnings, cash flows, and other results. By granting stock awards to Company executives, such individuals are encouraged to focus their efforts on achieving improvements in the Company's performance.

MR. HENDRICKSON'S 1995 LONG-TERM INCENTIVE COMPENSATION

    The stock awards made to Mr. Hendrickson in the fiscal year ending March
31, 1995 were determined to be reasonable and appropriate for his position and level of expertise. These awards were designed to provide him with a continued substantial ownership position in the Company and to closely tie his interest to the interest of the Shareholders. Since these incentive awards will yield meaningful income to Mr. Hendrickson only if the Company stock appreciates in value over the coming years, they provide an incentive, in keeping with the philosophy outlined above, for Mr. Hendrickson to achieve improvements in Company performance that will yield solid increased Shareholder value.

                                                Seldon T. James, Jr., Chairman
                                                John C. Burton
                                                Robert Oppenheimer

COMMON STOCK PERFORMANCE
- ------------------------
    As part of the executive compensation presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded over-the-counter in the NASDAQ system and one appropriate comparison is with the NASDAQ U.S. Composite Index performance. Because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance, the second index which the Company believed most closely approximated its performance was the NASDAQ Non-Financial Index.





                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   CPAC, INC.

DESCRIPTION
- -----------


In the graph, the X-axis is represented by $0 to $400, and the Y-axis is represented by the dates 0/3/30/90 through 03/31/95. The following table shows the points of data used to plot the Comparison of Five Year-Cumulative Total Returns Performance Graph for CPAC, Inc.

TABLE
- -----


Company Index:    CUSIP       Ticker      Class       Sic         Exchange
                  12614510    CPAK                    3823        NASDAQ
                  Fiscal Year-end is 03/31/95

Market Index:     Nasdaq Stock Market (US Companies)

Peer Index:       Nasdaq Non-Financial Stocks
                  SIC 0100-5999, 7000-9999 US & Foreign


    DATE      COMPANY INDEX       MARKET INDEX         PEER INDEX
    ----      -------------       ------------         ----------

  03/30/90       100.000             100.000             100.000
  04/30/90       116.667              96.723              97.097
  05/31/90       131.250             105.838             108.561
  06/29/90       130.175             106.619             110.013
  07/31/90       125.976             101.266             104.581
  08/31/90       107.079              88.492              90.372
  09/28/90       106.029              80.108              82.280
  10/31/90        93.306              76.958              79.133
  11/30/90        99.668              84.290              86.175
  12/31/90        89.955              87.928              89.974
  01/31/91        94.239              97.659             100.958
  02/28/91        85.672             107.057             110.363
  03/28/91       101.671             114.205             118.192
  04/30/91       114.650             114.944             117.666
  05/31/91       121.140             120.207             123.390
  06/28/91       126.519             112.897             114.810
  07/31/91       139.607             119.566             121.671
  08/30/91       152.695             125.498             127.508
  09/30/91       149.467             125.957             128.898
  10/31/91       147.269             130.135             133.379
  11/29/91       149.467             125.776             128.464
  12/31/91       150.644             141.106             144.843
  01/31/92       159.506             149.392             153.744
  02/28/92       186.090             152.780             156.427
  03/31/92       171.734             145.577             147.128
  04/30/92       162.813             139.356             138.110
  05/29/92       142.740             141.187             138.991
  06/30/92       143.977             135.586             132.029
  07/31/92       134.979             140.381             136.155
  08/31/92       143.977             136.083             131.436
  09/30/92       160.832             141.129             136.225
  10/30/92       163.098             146.680             141.755
  11/30/92       167.628             158.343             153.630
  12/31/92       161.933             164.196             158.308
  01/29/93       166.494             168.874             162.562
  02/26/93       159.652             162.550             154.428
  03/31/93       174.702             167.278             158.603
  04/30/93       170.105             160.135             152.055
  05/28/93       164.128             169.672             164.358
  06/30/93       153.258             170.467             164.529
  07/30/93       145.960             170.691             163.137
  08/31/93       160.556             179.488             172.692
  09/30/93       171.670             184.839             177.384
  10/29/93       159.408             189.020             182.923
  11/30/93       142.241             183.377             177.561
  12/31/93       168.059             188.488             182.802
  01/31/94       163.117             194.203             188.935
  02/28/94       192.774             192.436             187.041
  03/31/94       208.919             180.595             174.073
  04/29/94       203.945             178.260             170.078
  05/31/94       189.022             178.706             168.780
  06/30/94       200.332             172.195             160.556
  07/29/94       207.845             175.728             164.776
  08/31/94       270.449             186.919             176.009
  09/30/94       279.436             186.445             176.497
  10/31/94       292.023             190.053             181.620
  11/30/94       271.884             183.732             175.731
  12/30/94       266.849             184.293             175.278
  01/31/95       289.506             185.323             174.829
  02/28/95       302.093             195.075             184.025
  03/31/95       283.212             200.768             189.611


                                     LEGEND
                                     ------


Symbol    CRSP Total Returns Index for:
- ------    ----------------------------

          CPAC, Inc.
- ------
 ..--..--  Nasdaq Stock Market (US Companies)
- -------   Nasdaq Non-Financial Stocks
          SIC 0100-5999, 7000-9999 US & Foreign

     03/30/90    03/28/91    03/31/92    03/31/93    03/31/94    03/31/95
     --------    --------    --------    --------    --------    --------

      100.0       101.7       171.7       174.7       208.9       283.2
      100.0       114.2       145.6       167.3       180.6       200.8
      100.0       118.2       147.1       158.6       174.1       189.6


Notes:
- -----


Assumes $100 invested on April 1, 1990, in CPAC, Inc., Common Stock, and an identical amount in both the NASDAQ U.S. and NASDAQ Non-Financial Indices.

Total Return assumes the reinvestment of all dividends. On November 18, 1994, The Board of Directors announced that it had discontinued its cash dividend indefinitely.

There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

(Copy of Performance Graph sent to Branch Chief)



INCENTIVE COMPENSATION PLAN
- ---------------------------


    On June 4, 1986, the Compensation Committee of The Board recommended, and The Board of Directors approved, the establishment of an Incentive Compensation Plan for certain personnel who do not now receive hourly compensation, commission payments, or other forms of incentive compensation.

    After objectives and standards have been established for an employee, and the employee is included in the Incentive Compensation Plan, the maximum incentive bonus payable shall be dependent upon the employee's position within the Company and shall be the following percentage of base pay:

                      CATEGORY                           PERCENT
                      --------                           -------


            Chief Executive Officer                        75%

            Senior Operating and Staff Executives       50% - 60%

            Key Management                              30% - 40%

            Other Managers and Supervisors                 20%

    Management shall determine the category of each employee, but personnel shall not be granted a bonus as a Senior Operating or Staff Executive without approval of The Board of Directors.

    Before including an individual in the Plan, or establishing that percentage of compensation which the employee should receive as incentive, management will review the incremental benefit to the corporation which results from the employee attaining the objectives established. On an annual basis, management will submit a review of the Plan to The Board of Directors, showing the amount committed to the Incentive Compensation Plan for each category of employee and, for each level of employee, the estimated incremental benefit to the corporation.

    Each employee included in the Incentive Compensation Plan shall receive the incentive compensation payment quarterly in a check separate from his/her regular pay, which check shall be accompanied by a written report reviewing the employee's progress in meeting established objectives, and explaining the basis on which his/her bonus was determined. A copy of such written report shall be filed with the Compensation Committee.

    In order to reinforce the objectives and to provide greater motivation, incentive compensation will be paid to participants in the Plan on a quarterly basis. Payments during the first three quarters will be equal to 50% of the amount which management believes the employee would be entitled to as a bonus, based upon the compensation paid to the employee through the end of the quarter, and considering his/her performance through that date, and the likelihood the employee and the Company will attain established objectives by the end of the fiscal year.

    The final payment of the bonus will be made as soon as practical following completion of the independent audit for the fiscal year, and will include that portion of the bonus withheld during the first three quarters and all of the bonus for the fourth quarter to which the employee is determined to be entitled. No employee will be asked to refund any bonus which has been previously paid.
No employee shall be entitled to a bonus unless employed by the corporation at the time of distribution. Participation in the Incentive Compensation Plan shall not be deemed to constitute a contract of employment, guaranteeing to an employee employment for any period of time.

    The Board established that management should develop objectives and standards for the two categories labeled Key Management and Other Managers and Supervisors.

    The Board adopted a policy for the Chief Executive Officer and Senior Operating and Staff Executives pursuant to which the entitlement to, and the amount of, the bonus would be dependent upon the Registrant's success in attaining budgeted profits and specified goals in earnings per share.


EXECUTIVE LONG-TERM STOCK INVESTMENT PLAN
- -----------------------------------------


    On June 8, 1994, The Board of Directors adopted an Executive Long-Term Stock Investment Plan ("Stock Investment Plan") and reserved in the aggregate, 350,000 shares for issuance thereunder. The Board also terminated the 1991 Employees' Incentive Stock Option Plan with respect to the grant of additional options thereunder. The Shareholders approved the adoption of the Stock Investment Plan and the reservation of 350,000 shares thereunder at the annual meeting of Shareholders held on August 10, 1994.

    The salient features of the Stock Investment Plan are as follows:

    A) PURPOSES

       The purposes of the Stock Investment Plan are to: (1) closely associate the interests of the management of CPAC and its subsidiaries with the Company's Shareholders by reinforcing the relationship between participants' rewards and Shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased Shareholder value; (3) maintain competitive compensation levels; and, (4) provide an incentive to management for continuous employment with the Company.

    B) ADMINISTRATION

       The Stock Investment Plan is administered by a committee of two or more directors of the Company, each of whom is a "disinterested person" under the rules promulgated by the Securities and Exchange Commission, that is, generally, a director who is not, during the one year period prior to service as a member of the committee, or during such service, granted or awarded equity securities of the Company pursuant to the Stock Investment Plan or any other plan of the Company. Members of the committee serve one-year terms, renewable automatically, unless terminated at the discretion of The Board of Directors. At its meeting held June 8, 1994, The Board appointed Seldon T. James, Jr., John C. Burton, and Robert Oppenheimer to constitute the Executive Long-Term Stock Investment Plan Committee (the "Committee").

       The Committee is responsible for the overall administration, governance, management and interpretation of the Stock Investment Plan, having the authority, in its sole discretion and from time to time, to: (1) grant options and/or stock awards in such form and number as it may determine;
      (2) impose such limitations, restrictions, and conditions upon any such option and/or stock award as the Committee deems appropriate, consistent with the purposes of the Stock Investment Plan; and (3) interpret the Stock Investment Plan, adopt, amend, and rescind rules and regulations relating to the Stock Investment Plan, and make all other determinations and take all other actions as are necessary and/or advisable for the implementation and administration of the Stock Investment Plan.

    C) ELIGIBILITY FOR PARTICIPATION

       Participants in the Stock Investment Plan will be selected by the Committee from the executive officers and other key employees of the Company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. Under the terms of the Stock Investment Plan, in selecting a participant and in determining the form and number of options and/or stock awards, the Committee will consider any factors it deems relevant, including the person's functions, responsibilities, value of services to the Company and/or its subsidiaries, as well as the individual's past and potential contributions to the Company's profitability and sound growth.

    D) TYPES OF AWARDS

       Awards under the Stock Investment Plan may be in the form of any one or more of the following: (1) Nonqualified Stock Options; (2) Incentive Stock Options; (3) Reload Options; or (4) Restricted Performance Shares.

       1. Nonqualified Stock Options

          The Committee may from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee one or more Nonqualified Stock Options to purchase for cash or shares the number of shares allotted by the Committee.

          a. Terms and Conditions
             --------------------


             Nonqualified Stock Options are subject to the following terms and conditions:

             (i) Price:  The exercise price, as determined by the
              Committee, generally shall not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option. The Committee, however, is explicitly authorized to grant Nonqualified Stock Options, the exercise price of which is less than the fair market value of the shares at the time of grant of the option. Fair market value is the mean between the high and the low bid prices for the Company's stock as quoted on the NASDAQ National Market;

             (ii)   Term of Options:  The term of each option is to be
              decided by the Committee and is not subject to any specified (e.g., five or ten) number of years. Such term may be modified, or the Nonqualified Stock Option terminated, at any time by mutual agreement between the Committee and the employee;

             (iii)  Payment Upon Exercise:  An employee granted a
              Nonqualified Stock Option under the Stock Investment Plan may pay for the Company's stock upon exercise either with cash or with Company stock already owned by him valued at the fair market value of the stock on the date of exercise. Fair market value is the mean between the high and the low bid prices for the Company's stock as quoted on the NASDAQ National Market.

                 Although the Stock Investment Plan permits an employee-
              shareholder to utilize previously owned Company stock to purchase shares subject to a Nonqualified Stock Option, it specifically prohibits the use of shares acquired as a result of exercising an option under the Stock Investment Plan or any other stock option plan of the Company.

          b. Certain Material Restrictions
             -----------------------------


             Nonqualified Stock Options are subject to the following material restrictions:

             (i) Nonqualified Stock Options granted under the Stock
              Investment Plan are exercisable only while the optionee is an employee of the Company or within a three month period immediately following his termination of employment;

             (ii)   Nonqualified Stock Options granted under the Stock
              Investment Plan are exercisable only by the optionee and are not assignable, transferable, or subject to any other party acquiring rights therein;

             (iii)  Upon the death of an optionee prior to his complete exercise of a Nonqualified Stock Option granted under the Stock Investment Plan, the remaining portion of the option may be exercised only by his estate or on behalf of any person(s) to whom his rights pass under his Will or by operation of law;

             (iv)   An optionee shall have no rights as a Shareholder
              with respect to the shares subject to a Nonqualified Stock Option, including voting rights or dividend rights, until the Company has received full payment therefor, and has issued a stock certificate to him representing the shares purchased upon exercise;

             (v) Shares of common stock to be issued upon the exercise
              of Nonqualified Stock Options granted pursuant to the Stock Investment Plan may not be sold, transferred, pledged or otherwise disposed of by the optionee for a period of six months from the date of grant of the Nonqualified Stock Option.

       2. Incentive Stock Options

          The Committee may, from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee one or more "Incentive Stock Options" intended to qualify under Section 422 of the Internal Revenue Code of 1986 to purchase for cash or shares the number of shares allotted by the Committee.

          a. Terms and Conditions
             --------------------


             Incentive Stock Options are subject to the following terms and conditions:

             (i) Price:  The exercise price, as determined by the
              Committee, shall not be less than the fair market value of the shares with respect to which an Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option. In the case of an employee owning more than l0% of the Company's common stock, the exercise price shall not be less than ll0% of the fair market value of said stock at the time of grant. Fair market value is the mean between the high and the low bid prices for the Company's Stock as quoted on the NASDAQ National Market;

             (ii)   Term of Options:  The term of each Incentive Stock
              Option is to be decided by the Committee; however, in no case will an Incentive Stock Option granted under the Stock Investment Plan be exercisable after the expiration of ten years (five years in the case of a more than l0% Shareholder) from the date it was granted, and such term may be modified or the Incentive Stock Option terminated at any time by mutual agreement between the Committee and the employee;

             (iii)  Payment Upon Exercise:  An employee granted an
              Incentive Stock Option under the Stock Investment Plan may pay for the Company's stock either with cash or with Company stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is the mean between the high and the low bid prices for the Company's stock as quoted on the NASDAQ National Market.

                 Although the Stock Investment Plan permits an employee
              Shareholder to utilize previously owned Company stock to purchase shares subject to an Incentive Stock Option, it specifically prohibits the use of shares obtained through the exercise of an option under the Stock Investment Plan or any other stock option plan of the Company.

          b. Certain Material Restrictions
             -----------------------------


             Incentive Stock Options are subject to the same material restrictions as govern Nonqualified Stock Options. In addition, Incentive Stock Options are also subject to a rule that the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any optionee cannot exceed $l00,000.

       3. Reload Options

          Concurrently with the award of a Nonqualified Stock Option and/or the award of an Incentive Stock Option to any eligible employee, the Committee may grant a Reload Option to enable the employee to purchase a number of shares for either cash or shares. The grant of the Reload Option will become effective upon the exercise of the underlying Nonqualified or Incentive Stock Option if the optionee uses shares of the Company's common stock which the optionee has held for at least twelve months as payment for the shares acquired upon the exercise of the underlying option. The number of Reload Options will equal the number of shares of the Company's common stock used by the optionee to exercise the underlying option.

          The Reload Option price generally will be the fair market value of a share of common stock on the date the grant of the Reload Option becomes effective, that is, the date on which the underlying option shall have been exercised. Notwithstanding this general rule, where the exercise price of the underlying option was less than the fair market value of the Company's stock on the date of the underlying option's grant, the Reload Option price may, at the Committee's discretion, reflect the same percentage discount from the fair market value of the Company's stock on the date of the Reload Option's effectiveness. Fair market value per share shall be the mean between the high and the low bid prices for the Company's common stock as quoted on the NASDAQ National Market.

          Each Reload Option granted by the Committee will constitute a "mirror" option, that is, a Nonqualified Stock Option if granted with respect to an underlying Nonqualified Stock Option, or an Incentive Stock Option if granted with respect to an underlying Incentive Stock Option. Consequently, generally, the same terms, conditions, limitations and restrictions that applied to the original grant of the Nonqualified or Incentive Stock Option, as the case may be, shall govern the grant of the "mirror" Reload Option.

       4. Restricted Performance Shares

          Concurrent with or subsequent to the grant of any Nonqualified Stock Option, Incentive Stock Option or Reload Option, the Committee may, subject to the provisions of the Stock Investment Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four shares granted under the Nonqualified Stock Option, Incentive Stock Option or Reload Option, as the case may be. Such shares shall constitute Restricted Performance Shares and are awarded in consideration of the future performance of substantial services to and/or on behalf of the Company and/or its subsidiaries by such employee.

          Upon issuance of Restricted Performance Shares, the employee shall have all of the rights of a Shareholder of the Company with respect to such Restricted Performance Shares, including the right to vote and receive all dividends as well as all other distributions paid or made with respect thereto.

          Restricted Performance Shares awarded under the Plan may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated while they are subject to forfeiture. Restricted Performance Shares are subject to forfeiture in the event the employee shall terminate his service with the Company prior to the date immediately following the last day of the option period with respect to which such shares were awarded, unless the termination is due to the employee's death, his permanent and total disability, or a change in control of the Company. In the event the employee exercises the option with respect to which the Restricted Performance Shares were awarded, all such Restricted Performance Shares with respect to such option are automatically forfeited, regardless of whether or not they would be forfeited in the circumstances described above.

          Upon the expiration of the forfeiture provisions, the Restricted Performance Shares vest and at that time may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, subject to any and all applicable federal and state securities law limitations and restrictions.

    E) FEDERAL TAX CONSEQUENCES

       l. Nonqualified Stock Options

          Under current provisions of federal tax law, for regular as well as for purposes of the federal alternative minimum income tax, no gain or loss generally is recognized to the optionee upon the grant of a Nonqualified Stock Option. In addition, the Company will receive no business expense deduction as a result of the grant of any such option.

          For federal income tax purposes, upon the exercise of a Nonqualified Stock Option, the difference between the exercise price and the fair market value of the optioned shares on the date of exercise constitutes ordinary, compensation income to the optionee and is taxed to the optionee at normal, ordinary tax rates, except to the extent the shares are not transferable and are subject to a substantial risk of forfeiture. To the extent such difference is required to be included as compensation income by the employee, the Company is entitled to a business expense deduction. Upon the later sale of the optioned stock, long or short term capital gain or loss will be recognized by the employee depending upon the holding period (one year for long term capital gain or loss) and the extent to which the selling price exceeds or is less than the employee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 28% in the case of long term capital gain.

       2. Incentive Stock Options

          Under current provisions of federal tax law, if the holding periods set forth in the next sentence are observed, no income or gain is recognized for regular income tax purposes to optionees upon either the grant of Incentive Stock Options or upon their exercise and upon the disposition of the shares, the difference between the exercise price and the amount realized upon the sale is taxed at normal, ordinary tax rates, with a maximum rate of 28% in the case of long-term capital gain. To attain this tax treatment, the shares must be held for a period of two (2) years from the date of the grant of the option and for a period of one (1) year from the date of exercise. If the holding periods are observed, the Company usually will receive no business expense deduction with respect to either the grant or the exercise of Incentive Stock Options.

          If the holding periods are not met, any gain that was unrecognized at the time of the option's exercise (usually the fair market value of the option shares on the date of exercise over the exercise price) is included in ordinary income in the year of the disqualifying sale. The balance of the amount realized in such year constitutes capital gain, taxable at ordinary income rates, with a 28% cap for long-term capital gain. The Company is allowed a corresponding deduction for the amount the optionee is required to include as ordinary income in the year of sale.

          For purposes of the federal alternative minimum income tax calculation, the difference between the exercise price and the fair market value of the shares on the date of exercise is includible in gross income for the taxable year of exercise, regardless of any disqualifying sale, except to the extent that such shares are not transferable and are subject to a substantial risk of forfeiture.

       3. Restricted Performance Shares

          Under current federal tax law, if property is transferred to a person in connection with the performance of services, the fair market value of the property received in excess of the amount paid for the property constitutes ordinary, compensation income on the date of receipt, unless the property is not transferable and is subject to a substantial risk of forfeiture. The fair market value of the property is includible in income when such restrictions lapse. At that time, the Company is allowed a business expense deduction equal to the amount required to be included in income.

          Under the Stock Investment Plan, when they are awarded by the Committee, Restricted Performance Shares are not transferable and are subject to a substantial risk of forfeiture. Consequently, until such restrictions lapse, the fair market value of such shares generally is not includible in the recipient's income nor may the Company claim a business expense deduction for the value of the shares awarded. Upon the lapse of such restrictions, the fair market value of the shares at the time the restrictions lapse is includible as ordinary, compensation income and the Company is entitled to a business expense deduction equal to the amount includible in the recipient's gross income. Upon the subsequent sale of such shares, gain or loss will be recognized, either long-term or short-term capital gain equal to the difference between the selling price and the taxpayer's basis, depending upon the holding period of such shares (which includes the period during which the restrictions apply).

    F) REGISTRATION OF SHARES

       The Company registered the 350,000 shares of its $.01 par value common stock it reserved for issuance, upon the exercise of options or the award of shares under the Stock Investment Plan, with the Securities and Exchange Commission under the Securities Act of l933. Such registration became effective on October 29, 1994 and remains in effect. It is anticipated that as a result of such registration, nonaffiliates of the Company may resell such registered securities of the Company acquired by them under the Stock Investment Plan without federal securities law restrictions.

    G) OPTIONS AND AWARDS

       The following information is provided as of the date of this Proxy Statement, namely, June 23, 1995:

       Options for 50,750 shares are outstanding under the Stock Investment Plan, of which none are currently exercisable and all were granted during the fiscal year ended March 31, 1995.

       Options for 19,375 shares are outstanding under the Stock Investment Plan for all executive officers as a group, of which none are currently exercisable and all were granted during the fiscal year ended March 31, 1995.

       The market value of the securities underlying all options under the Stock Investment Plan was $602,656.

       12,187 Restricted Performance Shares were awarded under the Stock Investment Plan, of which none have vested and all were awarded during the fiscal year ended March 31, 1995.

       4,843 Restricted Performance Shares were awarded under the Stock Investment Plan to all executive officers as a group, of which none have vested and all were awarded during the fiscal year ended March 31, 1995.

       The market value of Restricted Performance Shares awarded under the Stock Investment Plan was $144,721 per share.


PRIOR INCENTIVE STOCK OPTION PLANS
- ----------------------------------


    In June, 1983, The Board of Directors established the 1983 Employees' Incentive Stock Option Plan. On June 13, 1991, The Board of Directors terminated the 1983 Plan as to the grant of additional options thereunder and adopted the 1991 Employees' Incentive Stock Option Plan.

    On June 8, 1994, The Board of Directors voted to terminate the 1991 Plan as to the grant of additional options thereunder and adopted the Executive Long-Term Stock Investment Plan described above. The termination of the 1983 Plan and the 1991 Plan did not terminate, accelerate or otherwise affect unexercised options outstanding thereunder.

    The following information is provided as of the date of this Proxy Statement, namely, June 23, 1995.

    Options for 22,345 shares are outstanding under the 1983 Plan, all of which are currently exercisable. Options for 20,376 shares are outstanding under the 1983 Plan for all executive officers as a group, all of which are currently exercisable.

    The market value of the securities underlying all options under the 1983 Plan was $265,347.

    Options for 172,769 shares are outstanding under the 1991 Plan, of which 99,786 are currently exercisable.

    Options for 126,782 shares are outstanding under the 1991 Plan for all executive officers as a group, of which 64,517 are currently exercisable.

    The market value of the securities underlying all options under the 1991 Plan was $2,051,632.


401(K) PROFIT SHARING PLAN
- --------------------------


    On April 17, 1986, The Board of Directors of the Company adopted a profit sharing plan for the benefit of all domestic employees of the Company and its subsidiaries who have attained the age of twenty-one and who have one year of service. The effective date of the Plan was May 1, 1986. The Plan constitutes a qualified Plan under Sections 401(a) and (k) of the Internal Revenue Code and contributions made by the Company to the Plan are deductible for federal income tax purposes.

    Under the Plan, the Company may make contributions to the Plan on behalf of Plan participants in such amounts as The Board of Directors may in its discretion determine. The Company also will match each contribution made by a Plan participant, pursuant to a salary reduction agreement under Section 401(k) of the Internal Revenue Code, for each Plan Year in an amount equal to $.50 for each $1.00 of participant contribution. The Company's contribution will not exceed up to a maximum of 3% of participant compensation. A participant may contribute up to 15 % of his compensation under the salary reduction agreement to the Plan each year. If, in any Plan Year, contributions are made to the Plan which result in any "excess contributions" as defined by the provisions of the Internal Revenue Code governing qualified retirement plans, then, in that event, adjustments will be made to the maximum amount of aggregate contributions permitted to be made to comply with such provisions.

    Events that permit distribution under the Plan are generally termination of service at normal retirement age (age 65), disability or death. A participant is 100% vested in all of his contribution accounts upon termination of employment due to normal retirement, death or disability. In the event of termination of employment for any other reason, a participant is 100% vested in any contributions he has made to the Plan and 100% vested in amounts contributed to the Plan in the discretion of the Company's Board of Directors. With respect to matching contributions, the vesting schedule set forth below shall apply:

           COMPLETED YEARS OF SERVICE              VESTED PERCENTAGE
           --------------------------              -----------------
                  Less than 1                               0%
                       1                                   20%
                       2                                   40%
                       3                                   60%
                       4                                   80%
                       5                                  100%

    On April 1, 1995, the Plan was amended to allow the employee a choice of six different investment options for his account balances under the Plan.

    Under the Plan, a participant that meets ``financial hardship'' requirements may borrow the lesser of 50% of his vested account balance or $50,000. The minimum loan allowable is $1,000. Only one loan can be outstanding at any time; the repayment period can vary from 1 to a maximum of 5 years, unless the loan is used by the participant to purchase a primary residence, in which case the repayment period can be up to 10 years.

    A participant may borrow the lesser of 50% of his vested account balance up to $10,000 without proving financial hardship. The minimum loan allowable is $1,000 and the repayment period can vary from 1 to a maximum of 3 years.

    A participant who has not attained age 59-1/2 and is not totally and permanently disabled may withdraw amounts he has contributed pursuant to his salary reduction agreement as well as the vested amount of the employer matching contribution made to the Plan upon a showing of financial hardship.

    The normal form of benefit under the Plan is a lump sum distribution or, if the participant elects, a distribution in periodic payments of substantially equal amounts for a selected number of years not to exceed five.

    For the Plan Year ended March 31, 1995, the Company and its subsidiaries made no discretionary contribution to the Plan. The amount of matching contributions made under the Plan for such year was $4,957 in the case of Mr. Hendrickson, $4,271 in the case of Mr. Isaacs, $2,780 in the case of Mr. Weldgen, and $1,866 in the case of Ms. Clay. The total for all executive officers as a group was $13,874.



STOCK PURCHASE PROGRAM
- ----------------------


    In June 1995, The Board of Directors approved a stock purchase program whereby employees can contribute up to 10% of their total wages (to a maximum of $5,000 per annum), through payroll deductions, to purchase the Company's $.01 par value common stock in open market transactions.

    On a quarterly basis, the amount collected through payroll deductions is used to purchase Company stock. The Company pays the broker's commission for the purchase - if the stock is subsequently sold, the employee pays the broker's commission.

    For the fiscal year ended March 31, 1995, an average of 20 employees per quarter purchased 2,304 shares of the Company's stock. The total cost to the Company approximated $660. No executive officers participated in the program.


                                   PROPOSAL 2
                                   ----------


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
              ---------------------------------------------------



    The Board of Directors, acting upon the recommendation of the Audit Committee, as previously described, has appointed, subject to ratification by the Shareholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ended March 31, 1996. Coopers & Lybrand L.L.P. has at no time had any direct or indirect financial interest in the Company or in any of its subsidiaries, nor, other than providing certain non-audit services, any other connection with the Company except that of independent auditors.

    It is anticipated that representatives of Coopers & Lybrand L.L.P. will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

    During the fiscal year ending March 31, 1995, the Company paid Coopers & Lybrand L.L.P. approximately $130,000 for audit services and approximately $101,000 for non-audit services. Non-audit services included due diligence procedures in connection with the acquisition of The Fuller Brush Company, foreign and domestic tax and accounting matters, assistance with various filings with the Securities and Exchange Commission, and various state income and sales tax issues.

    This proposal requires the affirmative vote of a majority of the shares of stock of the Company present in person or by proxy and entitled to vote at the meeting.

    Management recommends a vote for the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1996.



                                   PROPOSAL 3
                                   ----------


                         INCREASE IN AUTHORIZED SHARES
                         -----------------------------


    The Certificate of Incorporation of the Company, as amended, and as in effect, provides that the maximum number of the $.01 par value Common Stock of the Company which the Company is authorized to issue is five million (5,000,000) shares. Such Common Stock is the only class of stock the Company is authorized to issue. As of the date of this Proxy Statement, 4,326,431 common shares are issued and outstanding. In addition, options are outstanding pursuant to which the Company may be called upon to issue 316,175 additional shares, and 299,250 shares are reserved for future option grants and/or stock awards under the Company's Executive Long-Term Stock Investment Plan, leaving only 58,144 shares (including Treasury shares) available for issuance and/or reissuance.

    Management believes that increasing the number of authorized shares will provide needed flexibility with respect to its acquisitions and other programs. On June 6, 1995, The Board of Directors voted to recommend to the Shareholders that the Company amend its Certificate of Incorporation in order to increase the number of authorized common shares by five million (5,000,000) shares, from five million (5,000,000) common shares with $.01 par value, to ten million
(10,000,000) common shares with $.01 par value.     While the Company has no
present plans to issue any shares of additional common stock authorized by this proposal, the actual issuance of such shares may have a dilutive effect upon the ownership interests of current Shareholders and could make it more difficult to
effectuate a change in control of the Company.      Under applicable provisions
of the New York Business Corporation Law, the approval of the Shareholders is necessary in order to so amend the Company's Certificate of Incorporation.

    This proposal requires the affirmative vote of a majority of the shares of stock of the Company present in person or by proxy and entitled to vote at the meeting.

    Management recommends a vote for its proposal that the Shareholders approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized $.01 par value Common Stock of the Company from five million (5,000,000) authorized shares to ten million (10,000,000) authorized shares.


                                   CPAC, INC.
                    2364 LEICESTER ROAD, LEICESTER, NY 14481
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 9, 1995


    The undersigned Shareholder of CPAC, Inc. hereby appoints and constitutes Thomas N. Hendrickson and Robert Oppenheimer, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of Shareholders of the Company to be held at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510, on Wednesday, August 9, 1995 at 11:00 A.M., E.D.T., and any and all adjournments of said meeting, and to vote all shares of stock of CPAC, Inc. registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.


1. ELECTION OF DIRECTORS: Election of the directors listed below to serve until the annual meeting of Shareholders in 1996 and until their successors are duly elected and qualified.

FOR all nominees listed below:                  WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)        for all nominees listed below:

         [    ]                                             [    ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

     Thomas N. Hendrickson, Robert C. Isaacs, Robert Oppenheimer, Seldon T. James, Jr., John C. Burton



2. APPOINTMENT OF AUDITORS: Ratification of the appointment of Coopers & Lybrand L.L.P. by The Board of Directors as independent auditors for the fiscal year ending March 31, 1996.

      FOR  [    ]           AGAINST  [    ]             ABSTAIN  [    ]


3. AMENDMENT OF CERTIFICATE OF INCORPORATION: Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized $.01 par value Common Stock of the Company from 5,000,000 authorized shares to 10,000,000 authorized shares.

      FOR  [    ]           AGAINST  [    ]             ABSTAIN  [    ]


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED FOR A GIVEN PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.




                                      -----------------------------------
                                      Signature




                                      -----------------------------------



DATED:                  , 1995        Joint owners should each sign.
      ------------------              Executors, administrators, trustees,
                                      guardians, corporate officers, and
                                      other representatives should give
                                      title.




          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS